                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 5


         THIS AMENDMENT NO. 5, dated as of December 12, 1997 (the "Amendment") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A., as Paying Agent;

         WHEREAS, the Credit Parties desire to confirm that the issuance of certain investment securities issued by a newly-formed special purpose Luxembourg subsidiary of Holdings in connection with acquisitions of stock and assets by the Company and its Subsidiaries, and the related obligations of certain members of the Consolidated Group in connection therewith, are permitted by the terms of the Credit Agreement;

         WHEREAS, the Company has requested modification of certain financial covenants and certain other changes to the Credit Agreement more fully set forth herein;

         WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         A. The Credit Agreement is amended and modified in the following respects:

            1. The Managing Agents and Required Lenders hereby consent to the issuance of investment securities by FMC Finance to the SPV Trusts and the incurrence of related obligations of the Consolidated Group to each other and in favor of the SPV Trusts in connection with acquisitions of stock and assets by the Company and its Subsidiaries, in substantially the form described in Exhibit A attached, or such other form not less favorable in any material respect to the Lenders and waive compliance with the provisions of the Credit Agreement to the extent that any such transaction would conflict with such provisions. Also attached as part of Exhibit A is a letter from KPMG as to the equity treatment of such investment securities under GAAP.

         2. In Section 1.1,

            (a) The definition of "Consolidated EBITDA" is amended by inserting the following at the end thereof:

            ; provided, that for purposes of calculating the Consolidated Leverage Ratio, Consolidated EBITDA shall be determined as if any Person, property, business or asset acquired by the Consolidated Group during such period had been so acquired as of the first day of such period (where officer's certificates and supporting information have been delivered in connection therewith).

            (b) The definition of "Consolidated Funded Debt" is hereby amended by inserting the following at the end thereof:

            , less the amount of any Indebtedness to the SPV Trusts permitted by
         Section 8.1(l), to the extent that Holdings and its Subsidiaries have lent an equivalent amount to the SPV Trusts pursuant to clause (xviii) of the definition of Permitted Investment.

            (c) The definition of "Indebtedness" is hereby amended by inserting the following proviso at the end of the first sentence thereof:

            ; provided, that the investment securities issued by FMC Finance in connection with a Permitted Genu(beta)schein Transaction shall not be deemed to be Indebtedness hereunder.

            (d) The definition of "Equity Transaction" is hereby amended by inserting the following proviso at the end thereof:

            ; and provided further, that the issuance of investment securities by FMC Finance in connection with a Permitted Genu(beta)schein Transaction shall be deemed to be an Equity Transaction.

            (e) The obligations of any member of the Consolidated Group under any Option Agreement entered into with any SPV Trust in connection with any Permitted Genu(beta)schein Transaction to buy or sell any investment securities issued to the SPV Trusts by FMC Finance shall not be considered "Guaranty Obligations" as such term is used and defined in the Credit Agreement.

            (f) The provisos to the definition of "Material Subsidiary" are hereby deleted and the following inserted in their place:

            ; provided however, that the Subsidiaries of Bio-Medical Applications Management Co., Inc., NMC Homecare, Inc. and Lifechem Inc. shall not be considered Material Subsidiaries hereunder; and provided further that (i) for purposes of determining whether the FMC Trust is a Material Subsidiary hereunder, the subordinated notes given by Holdings to the FMC Trust in connection with the Refinancing Securities shall not be considered as assets for purposes hereof, nor shall interest thereon be considered for purposes of determining Consolidated EBITDA under this definition, and (ii) for purposes of determining whether any special purpose Subsidiary of Holdings that issues Additional Subdebt and/or Additional Subdebt Securities is a Material Subsidiary hereunder, the proceeds of such Additional Subdebt Securities shall not be considered as assets for purposes hereof, to the extent that such proceeds have been lent or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purposes of determining Consolidated EBITDA under this definition.

            (g) New subsections (xvii), (xviii), (xix) and (xx) are hereby added to the definition of "Permitted Investments", and subsection (xvii) thereof is renumbered to be subsection (xxi) instead, as follows:

            (xvii) Investments by Holdings and its Subsidiaries in FMC Finance or any special purpose subsidiary of Holdings that issues Additional Subdebt or Additional Subdebt Securities;

            (xviii) Investments by Holdings or its Subsidiaries in the SPV Trusts in connection with Permitted Genu(beta)schein Transactions;

            (xix) Investments by NMC in FMC Finance or Holdings in connection with Permitted Genu(beta)schein Transactions;

            (xx) Investments by a Subsidiary of Holdings that is not a Credit Party in any Credit Party;

            (h) Subsection (xii) of the definition of "Permitted Liens" is hereby amended by inserting the words "and the Additional Subdebt Securities" after the words "Refinancing Securities" in the fourth line thereof, the words "or the Additional Subdebt Securities" after the words "Refinancing Securities" in the eighth line thereof, and the words "or, in the case of the Additional Subdebt Securities, on terms and conditions substantially similar to the Lien securing the Refinancing Securities" at the end thereof.

            (i) In the definition of "Permitted Receivables Financing" the words "; provided that" are deleted and replaced with "; provided that with respect to
(A) each Securitization Transaction entered into by a Domestic Subsidiary of Holdings with respect to receivables originating in and payable in the United States or any state thereof and (B) other Securitization Transactions which shall exceed $15 million in any instance or $75 million in the aggregate, then".


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
            (j) The following definitions in Section 1.1 are amended or added to read as follows:

            "Additional Subdebt" shall have the meaning given such term in
         Section 8.1(m).

            "Additional Subdebt Securities" means securities issued by a special purpose subsidiary of Holdings on terms substantially similar to the terms of the Refinancing Securities or on such other terms not less favorable in any material respect to the Lenders, in an amount not to exceed the amount of any Additional Subdebt and any Investment by any member of the Consolidated Group in the issuer of such securities; provided that the proceeds thereof are lent to or otherwise invested in Holdings or its Subsidiaries.

            "Excluded Securitization Transaction" means (i) the accounts receivable financing facility of the Company contemplated by the Trade Receivables Purchase and Sale Agreement dated as of December 30, 1991 among Bio-Medical Applications Management Co., Inc., as seller, and Ciesco, L.P., as investor, and Citicorp North America, Inc., as agent, as amended and supplemented, and any Permitted Receivables Financing entered into in replacement thereof, and (ii) any other Permitted Receivables Financing; but only to the extent that the aggregate Attributed Principal Amount thereof shall not exceed $400,000,000 (any greater amount being subject to the mandatory prepayment provisions of
         Section 3.3(b)(iii) hereof).

            "FMC Finance" means Fresenius Medical Care Finance, S.A., a Luxembourg stock corporation, a special purpose corporation formed by Holdings to issue investment securities in connection with, and as referenced in the definition of, Permitted Genu(beta)schein Transactions.

            "Permitted Genu(beta)schein Transaction" means the issuance of investment securities by FMC Finance in an aggregate amount up to $250 million (or the Dollar Equivalent thereof (as determined, in each case, on the date of issuance thereof)) and the incurrence of related obligations by members of the Consolidated Group to other members of the Consolidated Group and in favor of the SPV Trusts, in all material respects in the form described in Exhibit A to Amendment No. 5 dated as of December __, 1997, or such other form not less favorable in any material respect to the Lenders.

            "SPV Trusts" means, collectively, the trusts to which investment securities are issued by FMC Finance in connection with Permitted Genu(beta)schein Transactions.

            3. Section 2.5(a) is amended by deleting the reference to "THIRTY MILLION DOLLARS ($30,000,000)" in the definition of Domestic Swingline Committed Amount in the seventh and eighth lines thereof and replacing it with a reference to "FIFTY MILLION DOLLARS ($50,000,000)".

            4. Section 3.3(b) (Mandatory Reductions in Revolving Commitments and Mandatory Repayments) is hereby amended as follows:

            (a) In clause (ii) (Equity and Subordinated Debt Transactions), by adding the following parenthetical after the words "Equity Transaction" in the second line thereof:

         "(other than the issuance of Additional Subdebt Securities")

            (b) In clause (ii) (Equity and Subordinated Debt Transactions) by adding the words "and the Additional Subdebt" at the end of clause (B) thereof; and

            (c) In clause (ii) (Equity and Subordinated Debt Transactions) by adding a new clause (D) thereto just before the proviso as follows:

            (D) forty percent (40%) of the Net Proceeds of the Additional Subdebt (by an equivalent amount being invested in the Company as additional equity and applied by the Company as set forth in subsection
         (iv) below);

         5. The financial covenant in Section 7.9(b) relating to the Consolidated Leverage Ratio is hereby amended to read as follows:

            (b) Consolidated Leverage Ratio. There shall be maintained, as of the end of each fiscal quarter to occur during the periods shown, a Consolidated Leverage Ratio of not greater than:

            Closing Date through December 30, 1998                    4.35:1.0
            December 31, 1998 through December 30, 1999               3.75:1.0
            December 31, 1999 through December 30, 2000               3.25:1.0
            December 31, 2000 and thereafter                          3.00:1.0

         6. Reference is made to the joinder provisions of Section 7.11. It is agreed that if after giving effect to a Permitted Genu(beta)schein Transaction, FMC Finance shall constitute a Material Subsidiary, then, notwithstanding language contained therein to the contrary, the Company shall have a period of six (6) weeks from the date of this amendment to comply with the requirements of
Section 7.11.

         7. Section 8.1 (Indebtedness) is hereby amended as follows:

            (a) Clause (d) is amended by deleting the words "$70,000,000 at any time outstanding;" in the last line thereof and inserting the following reference:

            $90 million outstanding at any time until December 31, 1997, $150 million outstanding at any time from January 1, 1998 to December 31, 1998, and $200 million outstanding at any time thereafter;

            (b) The reference in clause (e) to "$204,000,000" is increased and amended to read "$400,000,000."

            (c) Clauses (f) and (i) are amended to read as follows:

                (f) other Funded Debt of Foreign Subsidiaries of Holdings (other than intercompany Funded Debt permitted by Sections 8.1(b) and 8.5) of up to $400 million in the aggregate amount at any time outstanding (which Funded Debt may be guaranteed by Holdings and its Subsidiaries other than the Company and its Subsidiaries to the extent provided herein); provided, however, that (i) neither the Company nor any of its Subsidiaries shall have any obligation with respect to such Funded Debt permitted by this subsection (f), (ii) the principal amount of the Indebtedness permitted by this subsection (f) shall be reduced by the principal amount of any Indebtedness outstanding pursuant to Section 8.1(j) and (iii) no more than $250 million in aggregate principal amount of such Funded Debt at any time outstanding may be guaranteed by Holdings;

                (i) in addition to other indebtedness permitted by this Section 8.1, Indebtedness of the Company and its Subsidiaries of up to $150 million in the aggregate principal amount at any time outstanding; provided that amounts in excess of $50 million must be specifically subordinated in right of payment to the Obligations during the continuance of a Default or Event of Default hereunder on terms reasonably acceptable to the Paying Agent; it being understood and agreed that any Indebtedness that has been subordinated to the payment of the Obligations pursuant to the provisions hereof shall not be considered a Subordinated Debt Transaction for purposes of Section 3.3 or Subordinated Debt for purposes of Section 8.9.

            (d) New subsections (l) and (m) are added to the end to read as follows:

                (l) Indebtedness of any member of the Consolidated Group to the SPV Trusts in connection with a Permitted Genu(beta)schein Transaction and Indebtedness of the SPV Trusts to any other person assumed by FMC Finance in connection with a Permitted Genu(beta)schein Transaction as partial consideration for the issuance of investment securities; and

                (m) subordinated debt issued by Holdings or any special purpose Subsidiary of Holdings in an aggregate amount not to exceed $500 million (or the approximate Dollar Equivalent thereof on the date on which the amount of any portion thereof that is issued in a Foreign Currency is fixed) (the "Additional Subdebt") and Guaranty Obligations relating thereto issued by the Holdings and Subsidiaries of Holdings; provided that (i) none of the Subsidiaries of the Company shall guarantee or otherwise become obligated with respect to the Additional Subdebt, (ii) in the case of any such Guaranty Obligations, any such Person which provides a guaranty in connection with the Additional Subdebt shall also be a Guarantor hereunder; and (iii) such Additional Subdebt shall mature no earlier than September 30, 2004 and be subordinated on terms no less favorable to the Lenders than the terms of the subordinated debt related to and included within


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
     the definition of Refinancing Securities subject to review and confirmation by the Paying Agent prior to the issuance thereof.

         8. Section 8.4 (Consolidation, Merger, etc.) is hereby amended as follows:

                (a) a new subsection (v) is hereby added to clause (c) thereof, and subsection (v) thereof is renumbered to be subsection (vi) instead, as follows:

                    (v) sales to other members of the Consolidated Group for
             fair consideration,

             (b) In Section 8.4(d), (i) the words "Except as otherwise permitted by Section 8.4(b)(i) and Section 8.4(b)(ii)," are hereby deleted from the beginning thereof and adding the words "Except as otherwise permitted by Section 8.4(b)(i), Section 8.4(b)(ii) or Section 8.4(c)(v)," are hereby added in place thereof; and (ii) the reference in the third line thereof to "subclause (xiii)" is amended to refer to "subclause (xiv)".

         9.  New subsections (vi) and (vii) are hereby added to the end of
Section 8.7 (Ownership of Equity Interests), and subsection (vi) is renumbered to be subsection (viii) instead, as follows:

             (vi) issuance, sale or transfer of investment securities by FMC Finance in connection with a Permitted Genu(beta)schein Transaction, and
      (vii) issuance of Additional Subdebt Securities,

         10. Clause (B) of Section 8.10(b)(ii) is amended to read as follows:

         (B) with respect to the Company, not more than 37.5% of Consolidated Net Income of the Company for the prior fiscal year until such time as at least $250 million in principal amount of Additional Subdebt shall have been issued, and thereafter not more than 50% of Consolidated Net Income of the Company for the prior fiscal year.

         11. Section 8.11 (Sale Leaseback) is hereby amended as follows:

             The words "Except as permitted pursuant to Section 8.1(d) hereof," at the beginning thereof are deleted and replaced with the following:

             Except (x) as permitted pursuant to Section 8.1(d) hereof, and (y) with respect to assets sold and leased back pursuant to Operating Leases that do not constitute Indebtedness, if the aggregate fair market value of the assets so sold and leased back, together with the outstanding Indebtedness permitted under Section 8.1(d), does not exceed $90 million outstanding at any time until December 31, 1997, $150 million outstanding at any time from January 1, 1998 to December 31, 1998 and $200 million outstanding at any time thereafter,

         12. Section 8.12 (No Further Negative Pledges) is hereby amended by inserting the words "except in connection with the issuance of the Refinancing Securities or any Additional Subdebt" immediately before the words "or requiring the grant of any security for such obligation" in the penultimate line thereof.

         13. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 5 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.

         14. The Lenders hereby consent to allow Holdings until March 15, 1998 to provide a Guarantor Joinder Agreement and a Pledge Joinder Agreement relating to FMC Finance (as referenced in Exhibit A) and related corporate documentation and legal opinions pursuant to the provisions of Section 7.11.

      B. The effectiveness of this Amendment is subject to receipt by the Paying Agent of an Amendment Fee of 7.5 basis points on the aggregate amount of the Commitments held by each of the Lenders consenting to this Amendment.

      C. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

      D. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

      E. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

      F. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                 NATIONAL MEDICAL CARE, INC.,
                           a Delaware corporation

                           By  /s/ William F. Grieco
                               ----------------------------------
                           Name:  William F. Grieco
                           Title: Senior Vice President

                           FRESENIUS MEDICAL CARE AG

                           By  /s/ Udo Werle
                               ----------------------------------
                           Name:  Udo Werle
                           Title: Chief Executive Officer

                           By  /s/ Dr. Dietmar Blumenhagen
                               ----------------------------------
                           Name:  Dr. Dietmar Blumenhagen
                           Title: Treasurer

                           NMC DO BRASIL LTDA.,
                           a Brazil corporation

                           By  /s/ Joao Pedrinelli
                               ----------------------------------
                           Name:  Joao Pedrinelli
                           Title: General Manager

                           NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                           a Spanish corporation

                           By  /s/ Manuel Huete
                               ----------------------------------
                           Name:  Manuel Huete
                           Title: Board Member

                           NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                           a Delaware corporation

                           By  /s/ William F. Grieco
                               ----------------------------------
                           Name:  William F. Grieco
                           Title: Assistant Secretary

 NMC CENTRO MEDICO NACIONAL, LDA.,
 a Portuguese corporation

 By  /s/ Michael J. Allen
     ----------------------------------
 Name:  Michael J. Allen
 Title: Board Member

 NMC DE ARGENTINA, S.A.,
 an Argentine corporation

 By  /s/ Mario Guasco
     ----------------------------------
 Name:  Mario Guasco
 Title: President

 FRESENIUS USA, INC.,
 a Massachusetts corporation

 By  /s/ Heinz J. Schmidt
     ----------------------------------
 Name:  Heinz J. Schmidt
 Title: Vice President

 FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

 By  /s/ Udo Werle                         By  /s/ Dr. Dietmar Blumenhagen
     ----------------------------------        ---------------------------
 Name:  Udo Werle                          Name:  Dr. Dietmar Blumenhagen
 Title: Chief Executive Officer            Title: Treasurer

 FRESENIUS MEDICAL CARE GROUPE FRANCE
(formerly known as Fresenius Groupe France S.A.), a French corporation

 By  /s/ Udo Werle
     ----------------------------------
 Name:  Udo Werle
 Title: Board Member

 FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
 an Italian corporation

 By /s/ Dr. E. Gatti
     ----------------------------------
 Name:  Dr. E. Gatti
 Title: Board Member

                           FRESENIUS MEDICAL CARE ESPANA S.A.,
                           a Spanish corporation

                           By  /s/ Dr. E. Gatti
                               ----------------------------------
                           Name:  Dr. E. Gatti
                           Title: Board Member

                           FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                           a Hungarian corporation

                           By  /s/ Normal Erhard
                               ----------------------------------
                           Name:  Norman Erhard
                           Title: Board Member

GUARANTORS:                FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                           a New York corporation formerly known as WRG-NY

                           By  /s/ Ben Lipps
                               ----------------------------------
                           Name:  Ben Lipps
                           Title: President

                           NATIONAL MEDICAL CARE, INC.,
                           a Delaware corporation

                           By  /s/ William F. Grieco
                               ----------------------------------
                           Name:  William F. Grieco
                           Title: Senior Vice President

                           BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                           INC., a Delaware corporation

                           By  /s/ Heinz J. Schmidt
                               ----------------------------------
                           Name:  Heinz J. Schmidt
                           Title: Treasurer

                           NMC HOMECARE, INC.,
                           a Delaware corporation

                           By  /s/ Heinz J. Schmidt
                               ----------------------------------
                           Name:  Heinz J. Schmidt
                           Title: Treasurer

 LIFECHEM, INC.,
 a Delaware corporation

 By  /s/ Heinz J. Schmidt
     ----------------------------------
 Name:  Heinz J. Schmidt
 Title: Treasurer

 FRESENIUS MEDICAL CARE AG,
 a German corporation

 By  /s/ Udo Werle                               By: /s/ Dr. D. Blumenhagen
     ----------------------------------              -----------------------
 Name:  Udo Werle                                Name:  Dr. D. Blumenhagen
 Title: Chief Executive Officer                  Title: Treasurer

 FRESENIUS USA, INC.,
 a Massachusetts corporation

 By  /s/ Heinz J. Schmidt
     ----------------------------------
 Name:  Heinz J. Schmidt
 Title: Vice President

 FRESENIUS MEDICAL CARE DEUTSCHLAND
 GmbH, a German corporation

 By  /s/ Udo Werle                               By: /s/ Dr. D. Blumenhagen
     ----------------------------------              -----------------------
 Name:  Udo Werle                                Name:  Dr. D. Blumenhagen
 Title: Chief Executive Officer                  Title: Treasurer

 FRESENIUS MEDICAL CARE GROUPE FRANCE,
a French corporation (formerly known as Fresenius
Groupe France S.A.)

 By  /s/ Udo Werle
     ----------------------------------
 Name:  Udo Werle
 Title: Board Member

 FRESENIUS SECURITIES, INC.,
 a California corporation

 By  /s/ Heinz J. Schmidt
     ----------------------------------
 Name:  Heinz J. Schmidt
 Title: Treasurer

PAYING AGENT:              NATIONSBANK, N.A.,
                           as Paying Agent for and on behalf of the Lenders

                           By /s/ Ashley M. Crabtree
                              ----------------------
                              Ashley M. Crabtree
                              Senior Vice President

                           CONSENT TO AMENDMENT NO. 5


NationsBank, N.A., as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Carol Lindsay, Agency Services

         Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment No. 5 dated December __, 1997 (the "Subject Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.

                                   Sincerely,



                                   -----------------------------
                                          [Name of Lender]

                                   By:
                                       -------------------------
                                   Name:
                                   Title:

                                    Exhibit A

                    Description of Permitted Genu(beta)schein
            Transaction (including KPMG Peat Marwick letter regarding
                           characterization as equity)


                     PERMITTED GENU(beta)SCHEIN TRANSACTIONS
                            DESCRIPTION OF SECURITIES

1. Background. National Medical Care, Inc. ("NMC" or the "Company"; capitalized terms used but not otherwise defined herein having the meanings assigned thereto in the Credit Agreement) has decided to pursue an accelerated acquisition program in light of the current consolidation and acquisition activity in the U.S. dialysis business. Holdings and NMC wish to finance this program with equity, but for various reasons have determined that neither the direct issuance of Preference Shares of Holdings nor a general public offering are appropriate at this time. Accordingly, it has structured the program described below, which involves the issuance of investment securities (also known as "Genu(beta)schein") by a newly-created special purpose subsidiary of Holdings, redeemable with Preference Shares of Holdings. or cash at the option of Holdings. These securities will be accounted for as equity in Holdings' financial statements in accordance with U.S. GAAP.

2. Cash Consideration from NMC. The prospective seller ("Seller") will transfer an undivided interest in its stock or assets and liabilities (together with the assets transferred as described below, the "Acquired Property") as provided for by the applicable purchase agreement to a subsidiary of NMC ("Acquisition Sub") for cash.

3. Deferred Consideration from Special Purpose Trust. The Seller will transfer the remaining undivided interest in the Acquired Property to a trust (the "Trust"), organized under the laws of Bermuda, for promissory notes (the "Notes"), payable on terms agreed upon by the parties. A new Trust will be formed in connection with each acquisition. The trustee of the Trusts will be Harrington Trust Limited, a Bermuda trust company, with State Street Bank and Trust Company as the manager of the Trusts. Each Trust will be a single purpose vehicle, subject to certain standard terms and conditions, that may engage in activities limited to the purchase of an interest in the Acquired Property, issuance of the Notes, investment of cash balances, transfer of an interest in the Acquired Property to a subsidiary of Holdings and the exercise of its rights in connection with those transactions. The Trusts will not be controlled by Holdings or its subsidiaries.

4. Transfer of Acquired Property from Trust in consideration of issuance of Investment Securities. The applicable Trust will transfer its interest in the Acquired Property to Fresenius Medical Care Finance, S.A. ("FMC Finance"), a special purpose subsidiary of Holdings incorporated under the laws of Luxembourg, or, at FMC Finance's direction, to the applicable Acquisition Sub, in exchange for dividend-bearing investment securities issued by FMC Finance (the "Investment Securities"), having a face amount and dividend equal to or greater than the face amount of the Notes and interest payable under the Notes issued to the Seller, and maturing in ten years. Dividends on the investment Securities will be payable annually, but only to the


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extent that Holdings, Finance Sub's parent, has net profits. Any interest in the
Acquired Property transferred to or assumed by FMC Finance will be transferred to and assumed by Acquisition Sub.

The Investment Securities confer no voting rights on the holder thereof, either in FMC Finance or Holdings.

5. Option Agreements with Holdings.

The Trust and Holdings will enter into an option agreement (the "Option Agreement") under which the following options will be granted:

         (a) Put to Holdings. The Trust, as holder of the Investment Securities will be entitled, from time to time and subject to certain conditions, to put all or any of the Investment Securities to Holdings ("Put Option") in exchange for:

                  (i) Preference Shares of Holdings that are subject to a firm commitment underwriting agreement and that have, net of expenses (including underwriting commission) a market value equal to the principal and accrued interest on the Investment Securities subject to the Put Option;

                  or

                  (ii)     at Holding's election, cash in an equivalent amount.

         (b) Call by Holdings. Under the Option Agreement, Holdings shall have the right from time to time to call all or any of the Investment Securities in exchange for Preference Shares of an equivalent value (determined as in (a) above) or for cash in an equivalent amount.

Any Preference Shares issued under the Option Agreement will be newly-issued Preference Shares of Holdings, of the same class as those which are generally available to the public, and will be listed on the Frankfurt Stock Exchange and in the form of ADRs on the New York Stock Exchange, or other recognized German or U.S. exchanges. For regulatory reasons, in certain cases, at the time of issuance of such Preference Shares Holdings must have had (x) total assets at the end of its most recent fiscal year exceeding $100 million, and (y) stockholders' equity exceeding $75 million at the end of its most recent fiscal year or on average over the previous three fiscal years.

If Holdings advises a Trust that it Plans to satisfy an option by issuing Preference Shares, the Trust will, together with Holdings, make arrangements to monetize such Preference Shares. Monetization of the Preference Shares by the Trusts is likely to be through open market sales or public underwritings at market value, although other methods of selling the Preference Shares may be employed. Cash obtained from such sales prior to the time needed to make payments on the Notes will be invested, so that the Trusts may have some investment income. For this and other tax reasons, the Trusts will be Bermuda Trusts where tax liability can be minimized or


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avoided. If any assets remain in the Trust after the exercise of the options with respect to all of the Investment Securities, the sale of any Preference Shares held by the Trust and the payment of its obligations under the Notes, they will be deemed to reflect an excess payment in respect of the Investment Securities and shall be remitted to FMC Finance.

6. Intercompany Arrangements.

For accounting purposes and to provide FMC Finance with the creditworthiness necessary for Holdings to obtain the approval of the German Commercial Court to issue Preference Shares in exchange for the Investment Securities, an intercompany account will be established reflecting an obligation of NMC to FMC Finance, subordinated to the payment of the Credit Agreement Obligations, in an amount equal to the face amount of, and accrued interest slightly in excess of the dividends accrued on, each separate series of Investment Securities issued to the Trusts. As the Option Agreements are exercised and the obligations in respect of Investment Securities are satisfied, FMC Finance will assign a proportionate part of the intercompany receivable to Holdings.

7. Potential Variations from Standard Transactions.


   Additional Put Option; other remedies

Because this type of transaction is new to the dialysis industry, some Sellers have insisted on the additional protection of an option for the Trust to put the Investment Securities to another member of the Consolidated Group for cash, if neither the Seller nor Holdings has exercised its options under the Option Agreement before the maturity date of the Seller's Notes (or an earlier agreed date) in a way that sufficient funds have been realized for the Trust to pay the Notes in full. For regulatory reasons, when referring physicians are not involved, this put option is likely to be to NMC; when referring physicians are involved this put option is likely to be to FUSA. It is possible that where necessary Sellers may also be granted additional rights and remedies if the exercise of the Option Agreement does not provide sufficient funds for the Notes to be paid in full.

Overfunding of the Trust

Some Sellers have accepted this financing structure under the assumption that they will receive installment sales treatment on the Notes issued by the Trust. Tax counsel has suggested that Seller's reporting position on the installment sales treatment would be enhanced if the Trust had assets other than the Investment Security. To accommodate a Seller, when requested Holdings will overfund the Trust by lending it an amount equal to approximately 10% of the amount of the Investment Securities, in return for a promissory note subordinated to the Seller's promissory note, maturing after the Seller's promissory note is repaid. The Trust, in turn, would lend the overfunded amount to a member of the Consolidated Group, in return for a promissory note.


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